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                                                                  EXHIBIT 10.29

                             STOCK OPTION AGREEMENT

     THIS AGREEMENT (the "Agreement"), dated as of December 3, 1999, is made by and between PRIMEDIA Inc. ("PRIMEDIA" or the "Company"), a Delaware corporation, and Thomas S. Rogers (the "Optionee"), an employee of PRIMEDIA or a Subsidiary or Parent (as defined below) of PRIMEDIA.

                                    RECITALS

     WHEREAS, the Optionee and PRIMEDIA have entered into the Employment Agreement (as defined below), which provides, among other things, for the grant of stock options to purchase shares of PRIMEDIA's common stock, $.01 par value per share (the "Stock") to the Optionee; and

     WHEREAS, PRIMEDIA wishes to afford the Optionee the opportunity to purchase 5,000,000 shares of Stock by awarding an option under the PRIMEDIA 1992 Stock Purchase and Option Plan as amended (the "Plan"), the terms of which are hereby incorporated by reference and made a part of the Agreement; and

     WHEREAS, PRIMEDIA's Compensation Committee (the "Committee"), appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of PRIMEDIA and its stockholders to grant to the Optionee a stock option to purchase Stock as an incentive for increased efforts during the Optionee's term of office with PRIMEDIA or a Subsidiary or Parent and has advised PRIMEDIA thereof and instructed it to issue such Option (AS DEFINED BELOW).

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following terms used herein shall have the meanings specified below:

          "CAUSE" shall have the meaning set forth in the Employment Agreement.

          "CHANGE IN CONTROL" shall have the meaning set forth in the Employment
           Agreement.

          "COMPENSATORY TRANSACTION" shall mean the exercise of a stock option or any other transaction in which the Optionee receives Stock in connection with the performance of services to the Company or any affiliate of the Company.


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          "CONSTRUCTIVE TERMINATION WITHOUT CAUSE" shall have the meaning set forth in the Employment Agreement.

          "DISABILITY" shall have meaning set forth in the Employment Agreement.

          "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement effective as of the Effective Date as defined therein between the Optionee and PRIMEDIA, as it may be amended from time to time.

          "FAIR MARKET VALUE" shall have the meaning set forth in the Employment
           Agreement.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "GRANT DATE" shall mean December 3, 1999.

          "NON-RENEWAL OF THE TERM OF EMPLOYMENT BY PRIMEDIA" shall refer to a non-renewal of the Term of Employment as described in Section 12(f) of the Employment Agreement.

          "PARENT" shall mean any corporation in an unbroken chain of corporations ending with PRIMEDIA if each of the corporations other than PRIMEDIA then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "SUBSIDIARY" shall mean any corporation in an unbroken chain of corporations beginning with PRIMEDIA if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "TERM" shall mean 10 years from the Grant Date.

          "TERMINATION FOR CAUSE" shall mean the termination of the Optionee's employment by the Company for Cause in accordance with Section 12(c)(i) of the Employment Agreement.

          "TERMINATION WITHOUT CAUSE" shall mean the termination of the Optionee's employment by the Company without Cause.

          "TRUSTEE" has the meaning set forth in Section 4.9.

          "VEST" OR "VESTING" (regardless of capitalization) shall mean to become exercisable as well as non-forfeitable, subject to the terms of this Agreement.

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                                   ARTICLE II

                                 GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

               On and as of the date hereof, PRIMEDIA irrevocably grants to the Optionee a stock option to purchase all or any part of the number of shares of Stock set forth in the Recitals to this Agreement (any or all such shares, the "Option Shares") upon the terms and conditions set forth herein (the "Option").

SECTION 2.2 - EXERCISE PRICE

               The exercise price shall be $12.3125 per Option Share without commission or other charge.

SECTION 2.3 - CONSIDERATION TO PRIMEDIA: NO RIGHT TO EMPLOYMENT

               In consideration of the Option grant, the Optionee agrees to render faithful and efficient service to PRIMEDIA or a Subsidiary or Parent, in accordance with the Employment Agreement. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of PRIMEDIA or a Subsidiary or Parent or shall interfere with or restrict in any way the rights of PRIMEDIA and any Subsidiary or Parent, which rights hereby are expressly reserved, to terminate the Optionee's employment at any time for any reason whatsoever, with or without cause, subject to the terms of the Employment Agreement.

SECTION 2.4 - ADJUSTMENTS IN OPTION

               (a) GENERAL. In the event of a stock split, stock dividend, combination of shares or similar event or in the event that the outstanding shares of Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of Stock or other securities of PRIMEDIA by reason of a merger, consolidation, recapitalization, reclassification, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable and/or in the exercise price and/or other terms and conditions of this Option, and/or shall promptly make appropriate provision(s) for supplemental payments of cash, securities, and/or other property, so as to avoid dilution or diminution of the rights of the Optionee and of the economic opportunity and value represented by the Option and to ensure there is no prejudice whatsoever to the rights or economic value to the Optionee.

               (b) ROLL-OVER PROVISIONS. In the event of any merger, consolidation or other transaction in which the Company is not the surviving entity or the Company becomes (directly or indirectly) a subsidiary of another entity, the Company shall take such steps as are necessary to assure that, except to the extent the Optionee elects to exercise the Option or any portion thereof as provided in Section 2.4 (c) below, the Optionee shall (if he so elects) be provided

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               (i)  a replacement option that is exercisable for equity
                    securities of the surviving entity or

               (ii) if the Company or the surviving entity, as the case may be, is a subsidiary of another entity, (A) a replacement option that is exercisable for equity securities of the parent or
                    (B), if the Company or the surviving entity is one in a chain of subsidiaries, a replacement option that is exercisable for equity securities of the ultimate parent.

If the replacement option described in the preceding sentence is one to acquire equity securities that are not publicly traded, the provisions of Section 4.8 below shall apply.

          If

               (x)  the surviving entity or

               (y) any entity that is the parent, whether directly or through a chain of subsidiaries, of the Company or the surviving entity, as the case may be,

has publicly traded securities issued and outstanding, such replacement option shall be exercisable for such publicly traded securities.

     Any replacement option described in this Section 2.4(b) shall provide terms, conditions and economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Optionee than did the Option prior to such transaction. Any election by the Optionee pursuant to this Section 2.4(b) may be made as to all or any portion of the Option. Nothing in this
Section 2.4(b) shall prevent the Executive from exercising his rights pursuant to Section 2.4(c) below.

(c) CHANGE IN CONTROL. In the event that holders of Stock receive cash, securities or other property in respect of their Stock in connection with a Change in Control transaction, the Company shall use its best efforts to enable the Optionee (if he so elects) to exercise the Option (or any portion thereof) at a time and in a fashion that will entitle him to receive in exchange for any Stock thus acquired the same consideration as is received in such Change in Control transaction by other holders of Stock.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

               Subject to the provisions of Section 3.2, the Option shall vest and become exercisable at the rate of 1/48th thereof (rounded up to the nearest whole number) on the third day of each calendar month commencing December 3, 1999 (with the first 1/48th becoming exercisable on December 3, 1999), provided that all Option Shares shall become exercisable no later than November 3, 2003.

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SECTION 3.2 - ACCERELATION OF EXERCISABILITY

               (a) Of the Option Shares vesting each month, 41,667 Option Shares are deemed to be "Special Acceleration Option Shares". If the Fair Market Value of a share of Stock doubles from the exercise price and remains at or above that level for 30 consecutive calendar days, all Special Acceleration Option Shares shall become vested and such vesting of the Special Acceleration Option Shares shall be in lieu of the vesting of 41,667 Option Shares on a monthly basis. So long as the Special Acceleration Option Shares have not been vested pursuant to the preceding sentence, the Special Acceleration Option Shares shall continue to vest at a rate of 41,667 Option Shares per month. Once all Special Acceleration Option Shares have vested, vesting of 41,667 Option Shares per month shall be deemed to have occurred; however, the operation of Section 3.2(a) shall never result in the number of Option Shares that vest being less than the number which would have vested based on the regular monthly vesting schedule, after deduction of Special Acceleration Option Shares that have vested as a result of such acceleration. To illustrate the above, assume on the second anniversary date the Fair Market Value of the Stock has gone up 100% in value. 2,500,008 Option Shares would have vested on the basis of monthly vesting. In this instance, however, Optionee would be entitled to full acceleration of the Special Acceleration Option Shares for an aggregate of 3,500,016 Option Shares as follows:

     - 1,500,000 Option Shares based on monthly vesting at the rate of 1/48 per month of the 2,999,984 non-acceleration Option Shares, plus

     - all 2,000,016 Special Acceleration Option Shares based on the Fair Market Value test's having been met.

     -    The balance of the Option Shares continue to vest in accordance with
          Section 3.1 on the basis of 1/48 of 3,000,000, or 62,500 Option Shares per month, until all Option Shares are vested.

          (b) Notwithstanding anything in this Agreement to the contrary, any Option Shares not yet vested shall vest and become immediately exercisable upon the Optionee's death, Disability, Termination without Cause, Non-Renewal of the Term of Employment by PRIMEDIA, or Constructive Termination without Cause.

          (c) In the event of a Change in Control, all then-unvested Option Shares shall become immediately vested and exercisable.

SECTION 3.3 - EXPIRATION OF OPTION

          The Option may not be exercised to any extent after the first to occur of the following events (the "Expiration Date"):

          (a) The tenth anniversary of the Grant Date; or

          (b) 90 days after the effective date of the termination of the Optionee's employment by reason of Termination for Cause or voluntary termination by the Optionee (but

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such 90-day limit shall not affect the exercisability of the Option as a result of a termination due to death or Disability, a Termination without Cause, a Constructive Termination without Cause or a retirement following the end of the Term of Employment (as defined in the Employment Agreement), Anything in this Agreement to the contrary notwithstanding, this Option shall continue for its original Term in the event of a Non-Renewal of the Term of Employment by PRIMEDIA.

                                   ARTICLE IV

                               EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

          During the Optionee's lifetime, only the Optionee may exercise the Option or any exercisable portion thereof; provided, however, that if during the Term the Plan is amended to allow for transfers of Options, any such permitted transferee may exercise the Option or receive Option Shares from the Trustee pursuant to the Restricted Stock Unit Agreement referred to in Section 4.9. Subject to the preceding sentence, after the death of the Optionee and prior to the close of business on the Expiration Date, the Option or any exercisable portion thereof may be exercised by the Optionee's legal representative, or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution. The party entitled to exercise the Option shall be referred to herein as the "Exercising Party".

SECTION 4.2 - PARTIAL EXERCISE

          The Option or any exercisable portion thereof may be exercised in whole or in part at any time prior to the close of business on the Expiration Date; provided, however, that any exercise shall be for whole Option Shares only.

SECTION 4.3 - MANNER OF EXERCISE

          The Option or any exercisable portion thereof may be exercised solely by delivering to the Office of the Secretary of PRIMEDIA all of the following prior to the close of business on the Expiration Date:

          (a) notice in writing, signed by the Exercising Party, stating the number of Option Shares with respect to which the Option is being exercised;

          (b) full payment of the exercise price for the Option Shares with respect to which such Option or portion thereof is exercised, at a rate of $12.3125 per Option Share, which may be made (i) by delivery to the Company of cash, a wire transfer of immediately available funds, or a check payable to the order of the Company in an amount equal to the exercise price of such Option Shares; (ii) by delivering to the Company shares of Stock (which, in the event they were acquired in a Compensatory Transaction, shall have been held by the Optionee for at least six months before the date of such exercise) having an aggregate Fair Market Value on the

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date of presentation equal to the exercise price of such Option Shares: (iii)
through reasonable procedures that afford the Optionee the opportunity to sell immediately some or all of the Option Shares underlying the exercised portion of this Option, including without limitation, through a "brokered exercise" by delivery or irrevocable instructions to a broker to sell a portion of Option Shares deliverable upon the exercise of the Option sufficient to result in net proceeds at least equal to the aggregate exercise price of the portion of the Option so exercised and to deliver promptly to the Company an amount equal to such aggregate exercise price or (iv) by any combination of (i),(ii) or (iii).

          (c) In the event that the Exercising Party is not the Optionee, appropriate proof, in the sole judgment of PRIMEDIA, of the right of such person to exercise the Option.

SECTION 4.4 - CONDITIONS TO ISSUANCE BY PRIMEDIA OF OPTION SHARES

          Notwithstanding the foregoing Section 4.3, the Committee in its reasonable discretion may take any additional steps that it deems appropriate, including the requirement of additional documents, representations and actions of or by the Exercising Party, to ensure the observance and performance of the representations set forth in the notice of exercise, and compliance with applicable federal or state securities laws or regulations.

SECTION 4.5 - OPTION SHARES TO BE ISSUED

          The Option Shares deliverable upon the exercise of the Option or any portion thereof or pursuant to the Restricted Stock Units Agreement may be either previously authorized but unissued shares of Stock or issued shares that have been reacquired subsequently by PRIMEDIA. Such Option Shares shall be fully paid and nonassessable.

SECTION 4.6 - NO RIGHTS AS STOCKHOLDER

          Neither the Optionee nor any Exercising Party shall be stockholder of PRIMEDIA in respect of any Option Shares or have any of the rights or privileges thereof in respect of any Option Shares unless and until certificates representing such Option Shares shall have been issued PRIMEDIA to such Optionee or other Exercising Party.

SECTION 4.7 - SECURITIES REGISTRATION: SECURITIES LAW COMPLIANCE

          The Company represents that the Option Shares to be issued are or will be upon issuance registered for resale by the Optionee or any Exercising Party without restriction under the Securities Act of 1933 and under any and all applicable state securities laws, and shall remain registered after the Option or, any portion thereof, is exercised and, if applicable, Option Shares are delivered pursuant to the Restricted Stock Units Agreement. Upon issuance of any Option Share hereunder, the Optionee shall, if requested by the Company, make such representations and furnish such information as may reasonably be necessary to permit the Company to issue or transfer such Option Shares in compliance with the provisions of applicable Federal and/or state securities laws.

SECTION 4.8 - GOING PRIVATE PROTECTION

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          In the event that the Stock of the Company ceases to be listed, or qualified for trading, on a national securities exchange or national market system in the United States, the Company and the Optionee shall have previously negotiated, in good faith, definitive agreements governing the rights, following such event, of the Optionee in respect of the Option Shares acquired or to be acquired pursuant to the Option so that the rights, value and economic opportunity (including, without limitation, an aggregate spread value) represented by such Option Shares, and by the Option , are not diminished. Without limiting the foregoing, such definitive agreements shall (i) specify that the Optionee may sell Option Shares acquired pursuant to the Option on no less favorable a basis than sales made by KKR Associates and/or any of its Affiliates (as defined in the Employment Agreement) ("KKR"), it s fund investors or their respective successors, (ii) shall have appropriate terms governing registration rights, tag-along rights, anti-dilution rights, and puts and calls between the Company and the Optionee no less favorable than similar provisions applicable to KKR, its fund investors or their respective successors, and (iii) shall provide, at the Optionee's election, for full prompt cash liquidity (at Fair Market) value) in the event of any termination of the Optionee's employment with the Company that is described in Section 3.2(b) above.

SECTION 4.9 - DEFERRAL OF OPTION GAINS.

          (a) The Optionee shall have the right in his sole discretion to defer, in the form of Restricted Stock Units (instead of receiving Option Shares), any gains attributable to the exercise of any portion of the Option. "Restricted Stock Unit" has the meaning defined in the Restricted Stock Units Agreement, the form of which is appended hereto as Exhibit A (the "Restricted Stock Units Agreement").

          (b) If he elects to exercise his rights pursuant to Section 4.9(a), the Optionee shall deliver to the Company a Notice of Election to Defer Option Gain through Restricted Stock Units substantially in the form of Exhibit B hereto (a "Notice of Election") specifying the number of Option Shares as to which the gains are to be deferred. A Notice of Election may be delivered at any time, and from time to time, commencing on the date of this Agreement, shall become effective 180 days after its delivery to the Company and shall remain effective until the day immediately following the Expiration Date of this Option. Such Notice of Election, once delivered, shall be irrevocable. Delivery of a Notice of Election shall not, however, require that the portion of the Option specified in the Notice of Election ever be exercised. Upon delivery of a Notice of Election, the Company and the Optionee shall execute the Restricted Stock Units Agreement if they have not already done so. Notwithstanding anything herein to the contrary, the Notice of Election shall be inapplicable to any portion of the Option which is exercised before the 180th day after the Notice of Election is delivered.

          (c) In the event of exercise of any portion of the Option that is subject to a Notice of Election, the Optionee shall deliver to the Company shares of Stock (the "Presentation Shares") owned by the Optionee (which, in the event they were acquired in a Compensatory Transaction, shall have been held by the Optionee for at least six months before the date of such exercise) and having an aggregate Fair Market Value on the date of delivery equal to the exercise price. The Optionee shall thereupon have discharged his entire obligation with respect to payment of the exercise price of such thereupon have discharged his entire obligation with respect to payment of the exercise price of such portion of the Option. The number of Option Shares as to which the Option is being exercised in excess of the number of Presentation Shares shall be

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deferred in the form of Restricted Stock Unit. The Company shall return to the
Optionee a number of option shares equal to the number of Presentation Shares delivered by him in connection with such exercise. In the event the Optionee would thereby to entitled to any fractional Restricted Stock Units, a corresponding amount of cash shall instead be delivered to the Trustee pursuant to Section 4.9(d) below.

          (d) On each day as of which the Exercising Party exercises any vested portion of the Option and the Optionee is entitled to receive any Restricted Stock Units by virtue of the Optionee's having given notice to pursuant this Section, the Company shall (a) deliver in trust to the trustee pursuant to a Trust Agreement substantially in the form of Exhibit C between the Company and such Trustee (the "Trustee") the number of Option Shares corresponding to the number of Units so granted (and any other cash or property that would have been delivered to Optionee had he exercised to the terms of such Trust Agreement, and
(b) deliver to the Exercising Party written advice of the number of Restricted Stock Units so issued and of the delivery of such Option Shares and any cash or property to the Trustee. The Company shall deliver the Option Shares, together with all cash and other property that has been distributed in respect of each Option Shares, together with all cash and other property that has been distributed in respect of each Option Share since the date of exercise, to the Exercising Party or his legal representative on the date or dates specified in the Notice of Election provided that the Company's obligation to do shall be discharged to the extent that the Trustee delivers Option Shares, cash and property to the Exercising party. In the event that no Trustee delivers Option Shares, cash and property to the Exercising Party. In the event that no Trustee has been appointed at the date of execution of this Agreement, the Company agrees that it will appoint a Trustee under a Trust Agreement substantially in the form of Exhibit C no later than the business day before the first day of exercisability of any portion as to which a Notice of Election shall have been given. The Notice of Election may provide for earlier delivery in the event of financial need (as approved by the Compensation Committee of the Board), death or Disability.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.1 - OPTION NOT TRANSFERABLE

          Unless allowed under the terms of the Plan as in effect at the time of transfer, the Optionee's rights under this Agreement may not be transferred or assigned, and neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her legal successors or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or occur by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall not be null, and void and of no effect. Notwithstanding the foregoing, this
Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution or in accordance with the terms of the Plans as then in effect. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective legal successors and assigns of the parties.

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SECTION 5.2 - SHARES TO BE RESERVED

          PRIMEDIA shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.3 - NOTICES

          Any notice to be given under the terms of this Agreement to PRIMEDIA shall be addressed to PRIMEDIA as follows: PRIMEDIA Inc., 745 Fifth Avenue, New York, New York, 10151, Attention: General Counsel. Any notice to be given to the Optionee shall be sent to the address given beneath his or her signature to this Agreement. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given so the Optionee's personal representative if such representative has previously informed PRIMEDIA of his or her status and address by written notice under this
Section 5.3. All notices and other communications under this Agreement shall be in writing and shall have been deemed duly given when delivered personally, mailed by registered mail, return receipt requested or sent by documented overnight delivery service.

SECTION 5.4 - TITLES

          Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.5 - APPLICABILITY OF PLAN, EMPLOYMENT AGREEMENT

          This Agreement, the Option and any Option Shares issued hereunder shall be subject to all of the terms and provisions of the Plan, as modified by the Employment Agreement. In the event of any conflict among this Agreement, the Plan or the Employment Agreement, the terms of this Agreement shall control. The issuance of the Option, including its terms as contained in this Agreement, shall not affect the Company's obligations pursuant to Section 7(d) of the Employment Agreement with respect to Internet Options (as defined therein), which obligations remain fully in effect.

SECTION 5.6 - AMENDMENT; WAIVER

          No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement, provided that (a) no waiver of any provision hereof shall be construed as a waiver of any other provision or subsequent breach and (b) any such waiver shall be in writing signed by the party waiving such compliance. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof of any part hereof or the right of any party thereafter to enforce each and every such provision.

SECTION 5.7 - GOVERNING LAW

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          To the extent not governed by the laws of the United States, including the Code, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without regard to conflicts of law principles for such state).

SECTION 5.8 - RESOLUTION OF DISPUTES

          Any disputes under this Agreement shall be resolved in accordance with
Section 14 of the Employment Agreement, which shall be deemed incorporated herein in full.

SECTION 5.9 - REPRESENTATIONS

          The Company represents and warrants that (a) it is fully authorized by action of its Board and Compensation Committee (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations under it; (b) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; (c) the terms of this Agreement are consistent with the terms of the Plan; and (d) upon the execution and delivery of this Agreement by the Company and the Optionee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

SECTION 5.10 - COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first set forth above.

                                            PRIMEDIA Inc.


                                            By: /s/ Beverly C. Chell
                                                ----------------------
                                            Name:  Beverly C. Chell
                                            Title: Vice Chairman

AGREED AND ACCEPTED BY:


/s/ Thomas S. Rogers
--------------------
Optionee Signature

Thomas S. Rogers


Address:     c/o PRIMEDIA, INC.
             745 Fifth Avenue
             New York, NY 10151

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                                                                       EXHIBIT B

                     NOTICE OF ELECTION TO DEFER OPTION GAIN
                         THROUGH RESTRICTED STOCK UNITS

TO:       PRIMEDIA, Inc.

ATTN:     General Counsel

RE:       Stock Option Agreement

          Pursuant to Section 4.9 of the Stock Option Agreement dated as of December 3, 1999 (the "Agreement") between PRIMEDIA, Inc. and Thomas S. Rogers, please award me Restricted Stock Units in lieu of issuing shares of PRIMEDIA stock in the event that I exercise the Option, as follows:

          _________ Upon any exercise by me of this Option (CHECK THIS LINE IF YOU WANT THIS NOTICE TO APPLY TO ANY EXERCISE YOU MAKE OF THE OPTION).

          or

          __________ Upon my exercise of this Option as to _____ Option Shares (CHECK THIS LINE IF YOU WANT THIS NOTICE TO APPLY TO A SINGLE EXERCISE AND ENTER THE NUMBER OF OPTION SHARES YOU WANT THIS NOTICE TO APPLY
          TO).

          THIS NOTICE OF ELECTION IS EFFECTIVE 180 DAYS AFTER ITS DELIVERY TO THE COMPANY AND SHALL BE IRREVOCABLE. I UNDERSTAND THAT THIS NOTICE OF ELECTION WILL BE INAPPLICABLE TO ANY PORTION OF THE OPTION THAT I EXERCISE BEFORE SUCH NOTICE OF ELECTION BECOMES EFFECTIVE. I FURTHER UNDERSTAND THAT IF MY EMPLOYMENT TERMINATES UNDER CIRCUMSTANCES IN WHICH I HAVE LESS THAN 180 DAYS TO EXERCISE OUTSTANDING OPTIONS (E.G., PURSUANT TO SECTION 3.3(B) OF THE STOCK OPTION AGREEMENT), THIS NOTICE OF ELECTION MUST HAVE BEEN DELIVERED AT LEAST 180 DAYS IN ADVANCE OF OPTION EXERCISE IN ORDER TO BE EFFECTIVE AT THE TIME OF EXERCISE.

          I understand that the Company will deliver the Option Shares and any other property represented by the Restricted Stock Units, as described in such
Section 4.9, to the Trustee (as defined in the Agreement) at the time required by such Section. I elect to have Option Shares in like number and any other property due to me under such Section 4.9 or represented by the Restricted Stock Units delivered to me or my legal representative as soon as practicable after the earliest of the following:

          -    my death
          - my Disability (as defined in the Employment Agreement referred to in the Agreement)
          - a request based on financial need (which request shall have been granted by the Compensation Committee of your Board of Directors); or

          -    _______________________________________________________________
               (Supply date or dates and percentage of Option Shares and other property to be delivered on each date.)

-------------------------------
Thomas S. Rogers *

DATE:   ________________, 200__

*or his legal representative